                                                                      EXHIBIT 12
                    STATEMENT REGARDING COMPUTATION OF RATIOS

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
                                                                        AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                   ---------------------------------------------------------------------------
                                                       1996            1995           1994            1993            1992
                                                   -----------     -----------     -----------     -----------     -----------
                                                                                (DOLLARS IN THOUSANDS)
       (Net earnings loss)                         $    11,338     $     7,197     $     8,998     $     8,608     $     6,947
                                                   ===========     ===========     ===========     ===========     ===========
       Average assets                              $ 2,147,005     $ 2,003,137     $ 1,647,062     $ 1,308,158     $ 1,154,213
                                                   ===========     ===========     ===========     ===========     ===========
       Average equity                              $   107,570     $    96,520     $    88,102     $    77,357     $    69,885
                                                   ===========     ===========     ===========     ===========     ===========

            RETURN ON AVERAGE ASSETS                      0.53%           0.36%           0.55%           0.66%           0.60%
            RETURN ON AVERAGE EQUITY                     10.54%           7.46%          10.21%          11.13%           9.94%
                                                   -----------     -----------     -----------     -----------     -----------

       Average equity                              $   107,570     $    96,520     $    88,102     $    77,357     $    69,885
less:  Average intangibles                                (237)            (35)         (3,467)         (3,744)         (1,923)
                                                   -----------     -----------     -----------     -----------     -----------
         Average tangible equity                   $   107,333     $    96,485     $    84,626     $    73,613     $    67,962
                                                   ===========     ===========     ===========     ===========     ===========

       Average assets                              $ 2,147,005     $ 2,003,137     $ 1,647,062     $ 1,308,158     $ 1,154,213
                                                   ===========     ===========     ===========     ===========     ===========

        AVERAGE TANGIBLE EQUITY TO
           AVERAGE ASSETS                                 5.00%           4.82%           5.14%           5.63%           5.89%
                                                   -----------     -----------     -----------     -----------     -----------


       Average interest earning assets             $ 2,080,634     $ 1,927,570     $ 1,582,928     $ 1,236,440     $ 1,092,241
                                                   ===========     ===========     ===========     ===========     ===========
       Average interest bearing liabilities        $ 2,013,602     $ 1,891,902     $ 1,555,139     $ 1,224,120     $ 1,069,480
                                                   ===========     ===========     ===========     ===========     ===========

        AVERAGE INTEREST EARNING ASSETS TO
        AVERAGE INTEREST BEARING LIABILITIES            103.33%         101.89%         101.79%         101.01%         102.13%
                                                   -----------     -----------     -----------     -----------     -----------


       Net interest income after provisions for
         loan losses                                    43,109         $35,585     $    36,696     $    35,268     $    33,454
                                                   ===========     ===========     ===========     ===========     ===========
       Other expense                               $    44,067     $    33,151     $    32,069     $    25,527     $    25,968
                                                   ===========     ===========     ===========     ===========     ===========

       NET INTEREST INCOME AFTER PROVISIONS
         FOR LOSSES, TO OTHER EXPENSE                    97.83%         107.34%         114.43%         138.16%         128.83%
                                                   -----------     -----------     -----------     -----------     -----------



       Other expense                               $    44,067     $    33,151     $    32,069     $    25,527     $    25,968
                                                   ===========     ===========     ===========     ===========     ===========
       Average assets                              $ 2,147,005     $ 2,003,137     $ 1,647,062     $ 1,308,158     $ 1,154,213
                                                   ===========     ===========     ===========     ===========     ===========

         OTHER EXPENSE TO AVERAGE ASSETS                  2.05%           1.65%           1.95%           1.95%           2.25%
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